UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Sixth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

The stockholders of U.S. Silica Holdings, Inc. (the “Company”) approved the Sixth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 9, 2024.

The amendment and restatement of the Plan provides for an additional 2.9 million shares of stock to be available to be granted to Company employees, non-employee directors and consultants in the form of stock options, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A total of 20.925 million shares of Company common stock are subject to the Plan. Awards may be granted under the Plan on or before May 9, 2034.

The Plan was approved by the Company’s Board of Directors on March 1, 2024, subject to stockholder approval. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and incorporated herein by reference. A version of the Plan marked to show changes from the Fifth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan is included as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company:

•	Item 1-elected all eight director nominees;

•	Item 2-approved, on an advisory basis, the compensation of the Company’s named executive officers;

•	Item 3-ratified the appointment of Grant Thornton LLP as the Company’s independent public accounting firm for 2024; and

•	Item 4-approved the adoption of the Plan.

The final voting results for the proposals presented at the meeting are set forth below:

Item 1-Election of Directors

All director nominees were elected at the Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Simon Bates	62,145,490	789,073	206,479	8,020,093
Peter C. Bernard	60,889,745	2,117,062	134,235	8,020,093
Diane K. Duren	62,135,622	874,734	130,686	8,020,093
William J. Kacal	60,993,845	2,012,651	134,546	8,020,093
Sandra R. Rogers	61,383,094	1,584,605	173,343	8,020,093
Charles W. Shaver	60,686,116	2,320,581	134,345	8,020,093
Bryan A. Shinn	61,953,516	1,052,982	134,544	8,020,093
Jimmi Sue Smith	62,410,467	556,338	174,237	8,020,093

Item 2-Advisory Resolution to Approve Executive Compensation

The advisory resolution to approve the compensation of the Company’s named executive officers was approved with approximately 95.4% of the votes cast at the Annual Meeting voting in favor of the advisory resolution.

For	Against	Abstain	Broker Non-Votes
60,224,472	2,735,247	181,323	8,020,093

Item 3-Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024 was approved with approximately 98.4% of the votes cast at the Annual Meeting voting for the proposal. The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

For	Against	Abstain
70,042,657	950,764	167,714

Item 4-Amendment and Restatement of the Company’s 2011 Incentive Compensation Plan

The proposal to approve the adoption of the Plan, as described in the Definitive Proxy Statement, was approved with approximately 94.4% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-Votes
59,595,275	3,390,419	155,348	8,020,093

Item 9.01	Financial Statements and Exhibits.

10.1	Sixth Amended and Restated U.S. Silica Holdings Inc. 2011 Incentive Compensation Plan, as amended and restated effective May 9, 2024.

10.2	Sixth Amended and Restated U.S. Silica Holdings Inc. 2011 Incentive Compensation Plan, as amended and restated effective May 9, 2024 (marked to show changes against prior version).

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2024

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary